UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

N1 Liquidating Trust
(Exact name of registrant as specified in its charter)

Maryland	000-54671	32-6497467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)
(310) 282-8820
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the completion on January 31, 2018 (the “Closing Date”) of the transactions contemplated by that certain Master Combination Agreement (the “Combination Agreement”), dated as of August 25, 2017, as amended and restated on November 20, 2017, by and among (i) Colony Capital Operating Company, LLC (“CLNS OP”), a Delaware limited liability company and the operating company of Colony NorthStar, Inc., a Maryland corporation (“CLNS”), (ii) NRF RED REIT Corp., a Maryland corporation and indirect subsidiary of CLNS OP, (iii) NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), (iv) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), (v) NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), (vi) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II, (vii) Colony NorthStar Credit Real Estate, Inc., a Maryland corporation and wholly owned subsidiary of CLNS (“CLNC”), and (viii) Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of CLNC. Pursuant to the Combination Agreement, on the Closing Date, NorthStar I merged with and into CLNC (the “NorthStar I Merger”), and each share of NorthStar I’s common stock, par value $0.01 per share (the “NorthStar I Common Stock”), was converted into the right to receive 0.3532 shares of Class A common stock, par value $0.01 per share, of CLNC, plus cash in lieu of fractional shares.
The Combination Agreement contemplates, among other things, a plan for the liquidation (the “Plan”) of a certain asset of NorthStar I that was not transferred to CLNC in the NorthStar I Merger. Specifically, the Plan provides for the liquidation of that certain Promissory Note (the “Note”) in the original maximum principal sum of $150,150,000.00, dated April 11, 2014, as given by the borrowers named therein (collectively, “Borrower”) to NS Income DB Loan – Series III, a series of NS Income DB Loan, LLC, a Delaware limited liability company (“NS Income DB Loan”), as successor in interest to SE Malls Lender NT‑I, LLC, a Delaware limited liability company (“Lender”), which Note was evidenced in part by that certain Loan Agreement dated as of April 11, 2014 (the “Mortgage Loan Agreement”) between Borrower and Lender (the “Excluded Asset”).
In accordance with the Plan, on January 31, 2018 and prior to the NorthStar I Merger Effective Time (as defined in the Combination Agreement), NS Income DB Loan, a wholly owned subsidiary of NorthStar I OP transferred the Excluded Asset to N1 Hendon Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of NorthStar I (“Holdco”). Following such transfer, Holdco and CFI Hendon Holdings, LLC, a Delaware limited liability company and subsidiary of CLNS (“CFI Holdings”), entered into a Participation Agreement (the “Participation Agreement”), dated January 31, 2018, pursuant to which CFI Holdings purchased from Holdco a $65 million senior participation interest in the Excluded Asset (the “Senior Participation”) and Holdco retained a junior participation interest in the Excluded Asset (the “Retained Asset”).
Also on January 31, 2018, Sujan S. Patel, James J. Thomas and Chris S. Westfahl, in their capacities as trustees of the Trust, and NorthStar I, entered into an Agreement and Declaration of Trust (the “Liquidating Trust Agreement”) of N1 Liquidating Trust, a Maryland statutory trust (the “Trust”). The Liquidating Trust Agreement was executed and the Trust was formed pursuant to the Plan and the Combination Agreement for the purpose of liquidating the Retained Asset. NorthStar I subsequently transferred all of its ownership interests in Holdco to the Trust in exchange for 100% of the outstanding units of beneficial interest in the Trust (the “Units”) pursuant to a Bill of Sale, Assignment, Acceptance and Assumption Agreement (the “Assignment Agreement”). On January 31, 2018, prior to the NorthStar I Merger Effective Time, NorthStar I distributed to its stockholders, as a special dividend, all of the Units, with each share of NorthStar I Common Stock receiving one Unit (and holders of fractional shares of NorthStar I Common Stock receiving an equal fractional portion of a Unit).
Item 1.01.    Entry into a Material Definitive Agreement
Participation Agreement
As disclosed above, on January 31, 2018, Holdco and CFI Holdings entered into the Participation Agreement, pursuant to which CFI Holdings purchased the Senior Participation from Holdco and Holdco retained the Retained Asset. The Retained Asset and Holdco’s right to receive payments of interest, principal and other amounts with respect to the Retained Asset is subordinate to the Senior Participation and the right of CFI Holdings to receive payments of interest, principal and other amounts with respect to the Senior Participation.
The Participation Agreement provides that the Senior Participation, the Retained Asset and the mortgage loan underlying the Excluded Asset (the “Mortgage Loan”) will be serviced by CFI Holdings or such replacement servicer selected by CFI

Holdings in its sole and absolute discretion (the “Servicer”). Notwithstanding the foregoing, Holdco will, subject to the terms of the Participation Agreement, at all times, retain legal title to the Mortgage Loan and be the mortgagee and secured party of record for both the Senior Participation and the Retained Asset.
Pursuant to the Participation Agreement, all amounts available for payment on or with respect to or in connection with the Mortgage Loan will be distributed by the Servicer in the following order of priority; provided, however, that no Event of Default (as defined in the Mortgage Loan Agreement) with respect to an obligation to pay money due under the Mortgage Loan, no other Event of Default for which the Mortgage Loan is actually accelerated, and no bankruptcy or insolvency event that constitutes an Event of Default (any of the foregoing events, a “Sequential Pay Event”), has occurred and is continuing:

•	first, to the Servicer in an amount equal to any unreimbursed costs and expenses paid by the Servicer with respect to the Mortgage Loan;

•	second, to CFI Holdings in an amount equal to the sum of any unreimbursed costs and expenses paid by CFI Holdings with respect to the Mortgage Loan;

•
third, to CFI Holdings in an amount equal to the accrued and unpaid interest on the principal balance of the Senior Participation at a rate equal to 6.20% plus the greater of (a) the London Interbank Offered Rate (“LIBOR”) for any interest period and (b) 0.25%;

•
fourth, to Holdco in an amount equal to the accrued and unpaid interest on the principal balance of the Retained Asset at a rate equal to 6.20% plus the greater of (a) LIBOR for any interest period and (b) 0.25%;

•
fifth, to CFI Holdings in an amount equal to the Senior Participation’s percentage interest of principal payments received, if any, with respect to the Mortgage Loan, until the principal balance of the Senior Participation has been reduced to zero;

•
sixth, to Holdco in an amount equal to the Retained Asset’s percentage interest of principal payments received, if any, with respect to the Mortgage Loan, until the principal balance of the Retained Asset has been reduced to zero; and

•
seventh, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing, any remaining amount shall be paid pro rata to CFI Holdings and Holdco in accordance with their respective Percentage Interests (as such term is defined in the Participation Agreement).

If a Sequential Pay Event, as determined by the Servicer, occurs and is continuing, all amounts available for payment on or with respect to or in connection with the Mortgage Loan will be distributed by the Servicer in the following order of priority:

•	first, to the Servicer in an amount equal to any unreimbursed costs and expenses paid by the Servicer with respect to the Mortgage Loan;

•	second, to CFI Holdings in an amount equal to the sum of any unreimbursed costs and expenses paid by CFI Holdings with respect to the Mortgage Loan;

•
third, to CFI Holdings in an amount equal to the accrued and unpaid interest on the principal balance of the Senior Participation at a rate equal to 6.20% plus the greater of (a) LIBOR for any interest period and (b) 0.25%;

•	fourth, to CFI Holdings until the principal balance of the Senior Participation has been reduced to zero and there are no outstanding obligations to CFI Holdings;

•
fifth, to Holdco in an amount equal to the accrued and unpaid interest on the principal balance of the Retained Asset at a rate equal to 6.20% plus the greater of (a) LIBOR for any interest period and (b) 0.25%;

•	sixth, to Holdco until the principal balance of the Retained Asset has been reduced to zero and there are no outstanding obligations to Holdco; and

•
seventh, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses, any remaining amount shall be paid pro rata to CFI Holdings and Holdco in accordance with their respective Percentage Interests.

CFI Holdings’ selection as Servicer includes an irrevocable power of attorney coupled with an interest, and its proxy, to execute documents or complete any necessary actions (including in foreclosure proceedings, to exercise a power of sale, or with respect to the delivery of a deed in lieu of foreclosure of the mortgage underlying the Mortgage Loan or lien on such underlying property) on behalf of the lender under the Mortgage Loan Agreement and related documents (collectively, the “Mortgage Loan Documents”) associated with the Mortgage Loan. Subject to the terms and provisions of the Participation Agreement, the Servicer will have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Borrower or any other party to the Mortgage Loan Documents, call or waive any event of default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and Holdco will not have any voting, consent or other rights whatsoever with respect to the administration of, or exercise of the rights and remedies of CFI Holdings with respect to, the Mortgage Loan. Subject to the terms and provisions of the Participation Agreement, Holdco irrevocably assigned and conveyed to the Servicer the rights, if any, that Holdco had to (i) call or cause CFI Holdings to call an event of default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Borrower, including, without limitation, filing or causing CFI Holdings to file any bankruptcy petition against the Borrower.
Notwithstanding the foregoing, CFI Holdings must provide written notice to Holdco and, subject to certain conditions, receive the written approval of Holdco within ten business days, prior to taking any of the following actions:

•
any modification of, or waiver with respect to, the Mortgage Loan (including the Mortgage Loan Documents) that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Mortgage Loan or a modification or waiver of any other term of the Mortgage Loan relating to the amount or timing of any payment of principal or interest or any other sums due and/or payable under the Mortgage Loan Documents or a modification or waiver of any material term of the Mortgage Loan, including, but not limited to, provisions that restrict the Borrower or its equity owners from incurring additional indebtedness or incurring any lien on any of the property securing the Mortgage Loan (the “Mortgaged Property”) or the personal property related thereto (other than liens permitted pursuant to the Mortgage Loan); provided that, with respect to each of the foregoing, only to the extent, if any, that the lender has any rights under the Mortgage Loan Documents with respect to such matters;

•	any waiver of an event of default under the Mortgage Loan Agreement;

•
any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the Borrower, except in each case as expressly permitted by the Mortgage Loan Documents;

•
the approval of any material alteration of the Mortgaged Property (if lender approval is required by the Mortgage Loan Documents and, if so, subject to the same standard of approval as is set forth in the applicable Mortgage Loan Documents); or

•	the approval of any further encumbrance or lien or change in use on or of the Mortgaged Property.
Both CFI Holdings and Holdco made certain customary representations in the Participation Agreement. In addition, Holdco made representations confirming that CFI Holdings and the Servicer do not owe Holdco any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, subject to the limited circumstances set forth above, need not consult with Holdco with respect to any action taken by CFI Holdings or the Servicer in connection with the Mortgage Loan.

In addition, pursuant to the Participation Agreement, Holdco may not sell, assign, transfer, pledge, syndicate, hypothecate, contribute, encumber or otherwise dispose of all or any portion of the Retained Asset without CFI Holding’s (or it successor’s) prior written consent. Subject to certain customary conditions, CFI Holdings may transfer all or any portion of the Senior Participation without the prior consent of Holdco; provided, however, that any transferee must demonstrate to Holdco’s reasonable satisfaction that such transferee has the ability to fund the Additional Loan (as defined below); provided that any affiliate of CFI Holdings will be deemed to have sufficient ability to fund such Additional Loan.
In the event that Holdco, or an affiliate of Holdco, acquires title to any of the Mortgaged Properties on behalf of itself and CFI Holdings through foreclosure, delivery of a deed in lieu of foreclosure or otherwise, CFI Holdings has agreed to either (i) maintain the existing Mortgage Loan with Holdco or its affiliate (the “New Owner”) as the borrower thereunder and extend the final fully extended maturity date thereunder by an additional two years or (ii) advance (or to cause one or more of its affiliates to advance), subject to satisfaction of to be agreed upon customary closing conditions, a new mortgage loan to the New Owner under substantially similar terms to the existing Mortgage Loan, which such loan being in a principal amount equal to the principal balance of the Senior Participation. In connection with either event described in foregoing clauses (i) or (ii) occurring, CFI Holdings has committed to provide (or to cause one or more of its affiliates to provide) an additional $10,000,000 loan (the “Additional Loan”) to the New Owner in accordance with certain terms and conditions set forth in the Participation Agreement.
The foregoing summary is qualified in its entirety by reference to the Participation Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Liquidating Trust Agreement
As set forth in the Explanatory Note to this Current Report, on January 31, 2018, Sujan S. Patel, James J. Thomas and Chris S. Westfahl, in their capacities as trustees of the Trust (the “Trustees”), and NorthStar I, entered into the Liquidating Trust Agreement. NorthStar I subsequently transferred all of its ownership interests in Holdco to the Trust in exchange for 100% of the outstanding Units pursuant to the Assignment Agreement. On January 31, 2018, prior to the NorthStar I Merger Effective Time (as defined in the Combination Agreement), NorthStar I distributed to its stockholders, in a special dividend, all of the Units, with each share of NorthStar I Common Stock receiving one Unit (and holders of fractional shares of NorthStar I Common Stock receiving an equal fractional portion of a Unit). The beneficial interests in the Trust are expressed in terms of units for ease of administration, but they are not certificated. Each distribution by the Trust to its beneficiaries will be made pro rata based on the number of Units held by each beneficiary. Units may not be transferred or assigned, except by will, intestate succession or operation of law.
Pursuant to the Liquidating Trust Agreement, as soon as practicable after the closing of the Combination, the Trust will mail to each beneficiary a notice indicating how many Units such beneficiary owns. The Trust will file with the Securities and Exchange Commission (the “SEC”) annual reports showing the consolidated assets and liabilities of the Trust, as well as the receipts and disbursements of the Trust, although the Liquidating Trust Agreement does not require the financial statements of the Trust to be audited by independent public accountants. During the course of each fiscal year, whenever a material event relating to the assets of the Trust occurs, the Trust will file with the SEC an interim report describing such event.
The Liquidating Trust Agreement provides that the Trust will terminate upon the earliest of (i) the liquidation and distribution of the net proceeds of all of the assets held by the Trust and its subsidiaries and (ii) the expiration of a period of three years from January 31, 2018. Notwithstanding the foregoing, the Trustees may continue the existence of the Trust beyond the three-year term if the Trustees reasonably determine that an extension is necessary to fulfill the purposes of the Trust.
The Liquidating Trust Agreement further provides that the Trustees have the discretion to make distributions of available cash to the beneficiaries.
The Liquidating Trust Agreement provides that the Independent Trustees (as defined below) will be entitled to receive compensation for their services consisting of reasonable meeting fees or quarterly or annual retainer fees or a combination of such fees, as reasonably determined by the Trustees. The Trustees have determined to pay each of the Independent Trustees an annual cash retainer in the amount of $50,000, payable quarterly. In addition, each Trustee will be reimbursed by the Trust for all reasonably incurred out-of-pocket costs and expenses.

The Trustees will have the following powers, among others:

•
determining the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Retained Asset and any other asset held by the Trust;

•
collecting, liquidating, financing or refinancing or otherwise converting into cash, or such other property as it deems appropriate, all property, assets and rights in the trust assets and/or the Retained Asset, and paying, discharging and satisfying all other claims, expenses, charges, liabilities and obligations existing with respect to the Trust assets, the Retained Asset, the Trust or the Trustees;

•
electing, appointing, engaging, retaining or employing any persons as officers, agents, representatives, employees or independent contractors in one or more capacities (including entering into the management services agreement), and paying reasonable compensation from the Trust assets or the Retained Asset for services provided;

•
retaining and setting aside such funds out of the Trust assets or the Retained Asset as the Trustees may deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, liabilities of the Trust or any Trust subsidiary, and (ii) the expenses of administering the Trust assets;

•
doing and performing any and all acts necessary or appropriate for the conservation, protection and realization of value of the Trust assets and the Retained Asset, including acts or things necessary or appropriate to maintain the Trust assets and the Retained Asset held by the Trustees pending sale or disposition thereof or distribution thereof to the holders of beneficial interests;

•
instituting, defending, settling or otherwise resolving actions, judgments or claims for declaratory relief or other actions, judgments or claims and taking such other action, in the name of the Trust or any subsidiary owned by it or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action or rights relating to or forming a part of the trust assets or the Retained Asset;

•
determining conclusively from time to time the value of and revaluing the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

•
canceling, terminating or amending any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of the Trust assets or the Retained Asset, and executing new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of the Trust;

•
in the event any of the property that is or may become a part of the Trust assets or the Retained Asset is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, nominating and appointing an individual or corporate trustee qualified to act in such state or other jurisdiction;

•	causing any investments of any part of the Trust assets or the Retained Asset to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability;

•
(i) terminating and dissolving any entities owned by the Trust or any subsidiary and (ii) forming any new entities to be owned by the Trust or any subsidiary, provided that the interests in any such newly formed entities would not constitute assets prohibited by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified;

•
performing any act authorized, permitted or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of the Trust assets or the Retained Asset whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the holders of beneficial interests in accordance with the express provisions of the Liquidating Trust Agreement; and

•	adopting bylaws not inconsistent with the Liquidating Trust Agreement providing for the conduct of the business of the liquidating trust and amending and repealing them.
A majority of the Trustees are required to be “Independent Trustees,” as defined in the Liquidating Trust Agreement, with an exception for circumstances when there is an unfilled vacancy on the Board of Trustees. Any Trustee may resign upon notice to the other Trustees and any Trustee may be removed at any time, with or without cause, by beneficiaries holding in the aggregate more than two-thirds of the total outstanding Units at a meeting of the beneficiaries properly called for that purpose. If a vacancy on the Board of Trustees exists because a Trustee resigns or is removed, unless the remaining Trustees decrease the number of Trustees comprising the Board of Trustees, or because the number of Trustees is increased, the vacancy will be filled by the remaining Trustees or, if the Trustees are unable to do so, by the beneficiaries at a meeting properly called for that purpose, upon the affirmative vote of beneficiaries holding Units representing a majority of the total Units present at the meeting, in person or by proxy.
The Trust will indemnify, to the maximum extent permitted by law, the Trustees and the Trust's officers, agents, and certain other persons against all claims, actions, liabilities and expenses reasonably incurred by such indemnified persons in connection with the defense or disposition of any proceeding in which the indemnified person may be involved or threatened in connection with the exercise and performance of any of their powers and duties under the Liquidating Trust Agreement. The right to receive indemnification will extend to all costs, disbursements and attorneys’ fees and amounts paid in satisfaction of judgments or settlements. The Trust may make advance payments in connection with indemnification claims, provided that the indemnified person has undertaken to repay any amount advanced and to reimburse the Trust in the event that it is subsequently determined that the indemnified person is not entitled to such indemnification. The Trust will purchase such insurance as the Trustees believe will adequately insure that each indemnified person will be indemnified against any claims, actions, liabilities and expenses as provided under the Liquidating Trust Agreement.
The Trustees may amend the Liquidating Trust Agreement with the consent of beneficiaries holding a majority of the total outstanding Units. The Trustees may not amend the Liquidating Trust Agreement if such amendment would permit the Trustees to adversely affect the beneficiaries’ rights to receive their pro rata shares of the Trust’s assets. In addition, no amendment may increase the potential liability of the Trustees without their consent or jeopardize the respective tax treatment of the Trust or its beneficiaries as a “liquidating trust” and as owners of their respective shares of the Trust’s taxable income.
The Trustees may amend the Liquidating Trust Agreement without the consent of the beneficiaries to:

•	add to the representations, duties or obligations of the Trustees or surrender any right or power granted to the Trustees in the Liquidating Trust Agreement;

•
facilitate the transferability by beneficiaries of Units, subject to the ability of the Trust to remain eligible for relief from the registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. governmental agency, compliance with which the Trustees deems to be in the best interest of the beneficiaries as a whole;

•
enable the Trust to obtain no-action assurances from the staff of the SEC regarding relief from registration and reporting requirements under the Exchange Act, which relief the Trustees deem to be in the best interest of the beneficiaries as a whole;

•
enable the Trust to be treated as a “liquidating trust” under the applicable federal, state, and local tax laws, if the Trustees deem such amendment to be in the best interest of the beneficiaries as a whole; and

•
cure any ambiguity, to correct or supplement any provision in the Liquidating Trust Agreement which may be inconsistent with any other provision in the trust agreement, or to make any other provisions with respect to matters or questions arising under the Liquidating Trust Agreement which will not be inconsistent with the provisions of the trust agreement.

The foregoing summary is qualified in its entirety by reference to the Liquidating Trust Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.
Management Services Agreement
On January 31, 2018, the Trust, Holdco and CNI NSI Advisors, LLC (the “Trust Advisor”), an affiliate of CLNS and formerly the external advisor to NorthStar I, entered into a Management Services Agreement (the “Management Services Agreement”), pursuant to which the Trust Advisor was appointed to provide assistance in the management, sale, disposition and/or liquidation of the Retained Asset, and to provide administrative services to the Trust, Holdco and their subsidiaries.
The term of the Management Services Agreement will continue in force throughout the duration of the existence of the Trust and will terminate as of the date of termination of the Trust. In addition, the Management Services Agreement may be terminated immediately by any of the parties thereto for fraud, criminal conduct or willful misconduct or a material breach of the Management Services Agreement by another party thereto, which has not been cured within 30 days following delivery by the non-breaching party to the breaching party of notice of such breach.
The Trust Advisor will receive a management fee as compensation for services rendered under the Management Services Agreement consisting of a monthly fee equal to one-twelfth of 1.25% of the fair market value of the Trust’s net assets.
The Trust also is obligated, subject to certain limitations, to reimburse the Trust Advisor for certain costs incurred by the Trust Advisor or its affiliates, such as personnel and other overhead expenses, in connection with the services provided to the Trust under the Management Services Agreement.
The foregoing summary is qualified in its entirety by the Management Services Agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.
Trustee and Officer Indemnification Agreements
On January 31, 2018, the Trust entered into separate indemnification agreements with each of the Trustees and each of Messrs. Sujan S. Patel, the Trust's Chairman, Chief Executive Officer and President, Frank V. Saracino, the Trust’s Chief Financial Officer, and Ronald M. Sanders, the Trust’s Secretary. These indemnification agreements require the Trust to indemnify the Trustee or officer of the Trust (each such person, an “Indemnitee”), to the maximum extent permitted by Maryland law, against all judgments, penalties, fines, liabilities, and amounts paid in settlement and all expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with any such proceeding by reason of such Indemnitee’s status as a Trustee or officer, employee or agent of the Trust, or status, while a Trustee, officer, employee or agent of the Trust and serving at the request of the Trust, as a trustee, director, officer, partner (including service as a general partner of any limited partnership), manager, managing member, fiduciary, employee or agent of another foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan (“Corporate Status”). In addition, these indemnification agreements require the Trust to advance to the Indemnitee all reasonable expenses incurred by or on behalf of such Indemnitee in connection with any such proceeding, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these indemnification agreements, the Trust must also indemnify and advance all expenses incurred by an Indemnitee seeking to enforce his or her rights under the indemnification agreements. These indemnification agreements will continue in effect until, and terminate on the later of, (i) the date that an Indemnitee shall have ceased to serve as a trustee, officer, employee or agent of the Trust or as a trustee, director, officer, partner, manager, member, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Trust and (ii) the date that an Indemnitee is no longer subject to any actual or possible proceeding to which such Indemnitee is a party by reason of Indemnitee’s Corporate Status , including any rights of appeal thereto and any proceeding commenced by an Indemnitee seeking to enforce his or her rights under the indemnification agreements.
The foregoing summary is qualified in its entirety by reference to the Form of Indemnification Agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Trustees
On January 31, 2018, each of Sujan S. Patel, James J. Thomas and Chris S. Westfahl became Trustees of the Trust. Frank V. Saracino, who was the sole trustee of the Trust prior to the appointment of the Trustees, resigned as a Trustee immediately following the appointment of Messrs. Patel, Thomas and Westfahl.
As disclosed under Item 1.01 above, also on January 31, 2018, the Trust entered into separate indemnification agreements with each of the Trustees and officers of the Trust, requiring the Trust to indemnify each such individual to the fullest extent permitted under Maryland law against liability that may arise by reason of such individual’s service to the Company, and to advance reasonable expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified. The foregoing summary is qualified in its entirety by reference to the Form of Indemnification Agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.
Other than as disclosed herein, there are no arrangements or understandings between any of the Trustees and any other persons pursuant to which any such trustee was selected as a trustee. Other than as disclosed herein, there are no relationships or related transactions between the Trustees and the Trust that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Exchange Act.
The following is a brief biographical summary for each of Messrs. Patel, Thomas and Westfahl.
Sujan S. Patel, age 39, is Chairman of the Board of Trustees of the Trust and the Chief Executive Officer and President of the Trust. In addition, Mr. Patel is Chief Financial Officer and Treasurer of CLNC, a position he has held since January 2018. Mr. Patel is also a Managing Director and Co-Head of U.S. Investment Management of CLNS and has held such position since January 2017. He is responsible for overseeing the sourcing, structuring and execution of CLNS’s opportunistic equity, debt and strategic investments across all asset types and geographies. Prior to serving in his current position, Mr. Patel was Managing Director and Co-Head of Investments at NorthStar Asset Management Group Inc., (together with its predecessors, “NSAM,”) a predecessor of CLNS, where he was directly involved in or oversaw over $21 billion of closed transactions. Prior to joining NSAM in 2007, Mr. Patel was with Thayer Lodging Group, a lodging-dedicated private equity firm, focusing on all aspects of sourcing, acquiring, financing and disposing of over $2 billion of hotel investments, earlier beginning his career at Morgan Stanley in investment banking. Mr. Patel received a Bachelor of Arts in Engineering Sciences Modified with Economics from Dartmouth College.
James J. Thomas, age 58, is an Independent Trustee of the Trust. Mr. Thomas is a partner and a member of the executive committee of the law firm of Windels, Marx, Lane & Mittendorf, LLP (“Windels Marx”). Mr. Thomas has practiced at Windels Marx since January 1985, focusing on commercial real estate matters such as acquisition, disposition, financing, joint venture and equity investments. His practice at Windels Marx includes representing clients, including financial institutions, investors, real estate operators and developers, private equity firms, and venture capital funds, in a variety of commercial real estate debt and equity transactions. Mr. Thomas served as an independent director of NorthStar I and as a member of NorthStar I’s audit committee from October 2015 through January 2018. Mr. Thomas holds a Bachelor of Arts from the St. Louis University in St. Louis, Missouri and Juris Doctor from Fordham University School of Law.
Chris S. Westfahl, age 52, is an Independent Trustee of the Trust. Mr. Westfahl is a Managing Director of Silverpeak Real Estate Partners (“Silverpeak”). At Silverpeak, Mr. Westfahl focuses on providing general partnership equity on a strategic basis to experienced sponsors for acquisitions of residential, office and retail properties throughout the United States. Prior to joining Silverpeak in April 2010, Mr. Westfahl was a founder/principal in Elevation Advisors, a real estate advisory firm based in New York. Prior to that, for 10 years, Mr. Westfahl was a Managing Director with Lehman Brothers’ Principal Transaction Group where he directly invested equity and mezzanine capital and originated first mortgage debt. Prior to joining Lehman Brothers, Mr. Westfahl worked for nine years at GE Capital Real Estate where he was responsible for all new business origination in the Northeast region. Mr. Westfahl served as an independent director of NorthStar II and as a member of NorthStar II’s audit committee from March 2016 through January 2018. Mr. Westfahl holds a Bachelor of Arts from Boston College and a Master of Business Administration from the University of Connecticut.

Officers
On January 31, 2018, the Trustees appointed each of the following officers of the Trust to the position besides such person’s name:

Name	Title
Sujan S. Patel	Chairman, Chief Executive Officer and President
Frank V. Saracino	Chief Financial Officer
Ronald M. Sanders	Secretary
Mr. Patel’s biographical information is set forth above. The following is a brief biographical summary for each of Messrs. Saracino and Sanders.
Frank V. Saracino, age 51, is the Chief Financial Officer of the Trust. Mr. Saracino has served as the Chief Financial Officer and Treasurer of NorthStar Healthcare Income, Inc. and NorthStar/RXR New York Metro Real Estate, Inc. since August 2015. Mr. Saracino has also served as Chief Financial Officer and Treasurer of NorthStar Corporate Income Master Fund and its two feeder funds and NorthStar Real Estate Capital Income Master Fund and its two feeder funds since November 2015 and December 2015, respectively. In addition, Mr. Saracino served as Chief Financial Officer and Treasurer of NorthStar I and NorthStar II from August 2015 through January 2018. Prior to joining NSAM (now CLNS) in 2015, from July 2012 to December 2014, Mr. Saracino was with Prospect Capital Corporation (“Prospect”), where he concentrated on portfolio management, strategic and growth initiatives and other management functions. In addition, during his tenure at Prospect, Mr. Saracino served as Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of each of Priority Income Fund, Inc. and Pathway Energy Infrastructure Fund, Inc., and their respective investment advisers, and served as a Managing Director of Prospect Administration, LLC. Previously, Mr. Saracino was a Managing Director at Macquarie Group, and Head of Finance from August 2008 to June 2012 for its Americas non-traded businesses which included private equity, asset management, lease financing, private wealth, and investment banking. From 2004 to 2008, he served first as Controller and then as Chief Accounting Officer of eSpeed, Inc. (now BGC Partners, Inc.), a publicly-traded subsidiary of Cantor Fitzgerald. Prior to that, Mr. Saracino worked as an investment banker at Deutsche Bank advising clients in the telecom industry. Mr. Saracino started his career in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers) where he earned a CPA and subsequently worked in internal auditing for The Dun & Bradstreet Corporation. Mr. Saracino holds a Bachelor of Science in Accounting from Syracuse University.
Ronald M. Sanders, age 54, is the Secretary of the Trust. Mr. Sanders is also is an Executive Vice President and the Chief Legal Officer and Secretary of CLNS, for which he is responsible for the management of global legal affairs and generally provides legal and other support to the operations of CLNS. Mr. Sanders previously held the position of Executive Director and Chief Legal Officer and Secretary of Colony Capital, Inc. (now CLNS) (“Colony”), for which he provided similar services. Prior to joining the Colony business in 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP. Mr. Sanders received his Bachelor of Science from the State University of New York at Albany in 1985, and his Juris Doctor from the New York University School of Law in 1988.
The Trust’s officers are all employees of CLNS or its affiliates and are utilized by the Trust Advisor to provide management, advisory and certain administrative services for the Trust. The Trust does not pay any of these individuals for serving in their respective positions; provided that, pursuant to the Management Services Agreement, the Trust may reimburse the Trust Advisor for personnel expenses (including, but not limited to, base salary, bonus, equity-based compensation and other benefits) incurred by the Trust Advisor or its affiliates.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Participation Agreement, dated January 31, 2018, by and between N1 Hendon Holdings, LLC and CFI Hendon Holdings, LLC
10.2	N1 Liquidating Trust Agreement and Declaration of Trust, dated January 31, 2018, by and among NorthStar Real Estate Income Trust, Inc., Sujan S. Patel, James J. Thomas and Chris S. Westfahl
10.3	Management Services Agreement, dated January 31, 2018, by and among N1 Liquidating Trust, N1 Hendon Holdings, LLC and CNI NSI Advisors LLC
10.4	Form of Trustee and Officer Indemnification Agreement

EXHIBIT INDEX

Exhibit No.	Description
10.1	Participation Agreement, dated January 31, 2018, by and between N1 Hendon Holdings, LLC and CFI Hendon Holdings, LLC
10.2	N1 Liquidating Trust Agreement and Declaration of Trust, dated January 31, 2018, by and among NorthStar Real Estate Income Trust, Inc., Sujan S. Patel, James J. Thomas and Chris S. Westfahl
10.3	Management Services Agreement, dated January 31, 2018, by and among N1 Liquidating Trust, N1 Hendon Holdings, LLC and CNI NSI Advisors LLC
10.4	Form of Trustee and Officer Indemnification Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2018	N1 LIQUIDATING TRUST
	By:	/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer